Exhibit 99.3
JOINT FILERS’ SIGNATURES

/s/ Jeff Horing	5/19/2009

Insight Venture Partners V (Employee Co-Investors), L.P.	Date
Signature of Reporting Person

/s/ Jeff Horing	5/19/2009

Insight Venture Partners (Cayman) V, L.P.	Date
Signature of Reporting Person

/s/ Jeff Horing	5/19/2009

Insight Venture Partners V Coinvestment Fund, L.P.	Date
Signature of Reporting Person

/s/ Jeff Horing	5/19/2009

Insight Venture Associates V, L.L.C	Date
Signature of Reporting Person

/s/ Jeff Horing	5/19/2009

Insight Holdings Group, LLC	Date
Signature of Reporting Person